EXHIBIT 99.3

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

        In connection with the Quarterly Report of Cenex Harvest States Cooperatives (the “Company”), on Form 10-Q for the period ended May 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Schmitz, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John Schmitz
John Schmitz
Executive Vice President and
Chief Financial Officer
July 2, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Cenex Harvest States Cooperatives and will be retained by Cenex Harvest States Cooperatives and furnished to the Securities and Exchange Commission or its staff upon request.